Exhibit 99.1

LJM Energy Corp. Appoints New Director

June 15, 2011 – LJM Energy Corp. (OTCBB: LJMR), announces the expansion of its Board with the appointment of Herold Ribsskog to its board of directors.

Mr. Ribsskog has over 25 years in the oil and gas industry working with several of the world’s leading industry players such as Shell, Mobil, Amoco and Talisman Energy where he has undertaken project planning, development and management on large oil and gas developments in the Norwegian North Sea.

Mr. Ribbskog has a B.Sc. degree in Cybernetics Engineering from the University of Kongsberg, Norway.

Joel Felix, President of LJM Energy Corp. said, “I believe this is a positive step forward for the company. Herold will add experience and provide an insight into the direction required for the company to successfully grow.”

About LJM Energy Corp.

LJM Energy Corp. is an independent company focused on the exploration, development and production of onshore oil and gas in the United States.

This press release contains forward-looking statements (as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended) concerning future events and the Company’s growth and business strategy. Words such as “expects,” “will,” “intends,” “plans,” “believes,” “anticipates,” “hopes,” “estimates,” and variations on such words and similar expressions are intended to identify forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct. These statements involve known and unknown risks and are based upon a number of assumptions and estimates that are inherently subject to significant uncertainties and contingencies, many of which are beyond the control of the Company. Actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, changes in the Company’s business; competitive factors in the market(s) in which the Company operates; risks associated with oil and gas operations in the United States; and other factors listed from time to time in the Company’s filings with the Securities and Exchange Commission. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

Contact:

LJM Energy Corp.
Joel Felix
9190 Double Diamond Parkway
Reno, Nevada, 89521
(888) 542-7720